UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
Barrier Therapeutics, Inc.
(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50680 (Commission File Number)	22-3828030 (I.R.S. Employer Identification No.)
600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)
(609) 945-1200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.
Base Salaries. The Compensation Committee (the “Committee”) of the Board of Directors of Barrier Therapeutics, Inc. (the “Company”), has approved base salaries, effective April 1, 2006, for the executive officers of the Company in the amounts indicated below:

	Prior Base	New Base
Name	Salary Amount	Salary Amount
Geert Cauwenbergh, Ph.D.	$315,000	$325,000
Alfred Altomari	$243,000	$253,000
Albert C. Bristow	$200,000	$212,000
Charles T. Nomides	$236,000	$244,000
Anne M. VanLent	$257,500	$266,000
Annual Incentive Awards. The Committee also approved annual incentive awards for 2005, payable in cash and stock options, to the same executive officers, as follows:

			Exercise Price
Name	Cash Award	Stock Option Award	(per share)
Geert Cauwenbergh, Ph.D.	$100,000	25,000	$9.68
Alfred Altomari	$60,000	20,000	$9.68
Albert C. Bristow	$50,000	15,000	$9.68
Charles T. Nomides	$50,000	10,000	$9.68
Anne M. VanLent	$58,000	15,000	$9.68
For each of the executive officers the stock options vest 25% on date of grant (March 31, 2006) and thereafter in a series of three (3) successive equal annual installments measured from the date of grant.
The awards were made pursuant to the Company’s annual incentive plan for 2005 (the “2005 AIP”). Under the 2005 AIP there is no provision for a mandatory minimum incentive award and the Committee and the Board retain full discretion as to the total amount of cash and options distributed to all employees and the Committee reviewed and approved the annual incentive compensation amounts for the executive officers.
The 2005 AIP was designed to enhance stockholder value by providing the Company’s eligible employees, including its executive officers, with added incentive to achieve specific annual objectives. The 2005 AIP also intended to provide the Company with a tool to attract, retain, and motivate qualified personnel, enabling the Company to compete with industry peers. Under the 2005 AIP, participants were eligible to earn a cash bonus based upon a percentage of their base salary, as well as an incentive stock option grant. The incentive bonus opportunities varied by each employee’s level of responsibility, and were dependent on the actual achievement level, as compared to corporate and individual objectives. For the executive officers, other than the CEO, the target cash bonus was equal to 35% of the officer’s base salary and the target number of stock options was 15,000 shares. For the CEO, the target cash bonus was equal to 50% of base salary and the target number of stock options was 25,000 shares.
The awards for 2005 were made based on the Company’s achievement of corporate performance goals for fiscal year 2005 and the assessed contribution of the executive to the Company’s success. The corporate performance goals for 2005 related to the development and advancement of the Company’s clinical product pipeline and the results of commercial operations.
For 2006, the Committee has established a 2006 annual incentive plan that is substantially similar to the 2005 AIP.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: April 5, 2006	By:	ANNE VANLENT
		Name:	Anne M. VanLent
		Title:	Executive Vice President, Chief Financial Officer and Treasurer